Exhibit 99.1

News release

HYZON MOTORS ANNOUNCES SUE SUN-LASOVAGE AS CHIEF HUMAN RESOURCES OFFICER

Human Resources Professional Brings Two Decades of International Experience to Hyzon

ROCHESTER, N.Y., – May 1, 2023 – Hyzon Motors Inc. (NASDAQ: HYZN), a global supplier of zero-emission heavy-duty fuel cell electric vehicles, today announced Sue Sun-LaSovage will join Hyzon as Chief Human Resources Officer (CHRO), effective May 2, 2023. In this new role for Hyzon, Sun-LaSovage will lead the company’s global human resources team overseeing recruitment, mananagement, learning, and development in support of the company’s overall growth.

“Sue’s background leading HR functions at international corporations, paired with her experience building world-class teams, procedures, and culture at start-ups provides the exact combination Hyzon needs as we enter a new chapter of growth and innovation,” said Hyzon Chief Executive Officer (CEO) Parker Meeks. “Investing in our people and their development is a key priority as Hyzon continues to grow, and moves to production and commercialization of fuel cell electric vehicles. Sue’s expertise running HR for engineering-focused companies will give the company’s leadership and staff the support it needs.”

Sun-LaSovage is a seasoned human resources leader with more than two decades of experience in organizational development, employee engagement, and HR strategy. Her career spans the US, China, and Singapore, and she has led HR for several automotive and manufacturing companies, including most recently VIA Motors, an electric vehicle startup OEM, and SRG Global, a leading automotive products and manufacturing company.

“Hyzon’s mission of reducing global emissions by decarbonizing transportation resonates deeply with my values,” said Sue Sun-LaSovage. “It is an honor to join a team that is fully committed to this important mission and to help shape the organization around a culture of excellence. I’m excited to join this talented, dynamic team and bring my skills to Hyzon as the company works to grow and strengthen its global presence.”

While at VIA Motors, Sun-LaSovage created and executed a people strategy that helped the start-up build its organizational structure. Sun-LaSovage was also critical in defining and driving the company’s culture from the ground up.

Prior to her role at VIA Motors, Sun-LaSovage was the Global Vice President of Human Resources for SRG Global, where she oversaw a large global human resources function and supported over six thousand global employees across several manufacturing sites. During her time there, Sun-LaSovage assisted the company’s CEO and executive committee on all human resources issues.

Sun-LaSovage has a bachelor’s degree in Mechanical and Optical Engineering from HuaZhong University of Science and Technology. She has also earned her master’s degree in HR and Industrial Relations from the University of Minnesota, Carlson Business School.

This announcement follows the appointments Hyzon has made in recent months including CEO Parker Meeks, interim Chief Financial Officer Jiajia Wu, Chief Operating Officer Dr. Bappa Banerjee, President of International Operations John Edgley, and President of North America Pat Griffin.

Accelerating the
Energy Transition	hyzonmotors.com

About Hyzon Motors

Hyzon is a global supplier of fuel cell electric mobility, with US operations in the Rochester, Chicago and Detroit areas, and international operations in the Netherlands, Australia, and China. Hyzon is an energy transition accelerator and technology innovator, providing end-to-end solutions in the transport sector with a focus on commercial vehicles and hydrogen supply infrastructure. Utilizing its proven and proprietary hydrogen fuel cell technology, Hyzon aims to supply zero-emission heavy duty trucks to customers in North America, Europe and around the world to mitigate emissions from diesel transportation - one of the single largest sources of carbon emissions globally. The Company is contributing to the adoption of fuel cell electric vehicles through its demonstrated technology advantage, fuel cell performance and history of rapid innovation. Visit www.hyzonmotors.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words "aims", “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyzon disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Hyzon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyzon, including risks and uncertainties described in the “Risk Factors” section of Hyzon’s Annual Report on Form 10-K/A for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 14, 2023, and other documents filed by Hyzon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Hyzon gives no assurances that Hyzon will achieve its expectations.

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For investors:
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Accelerating the
Energy Transition	hyzonmotors.com